EXHIBIT 16.1

Lichter, Yu & Associates
Certified Public Accountants
16133 Ventura Boulevard, Suite 425
Encino, CA 91436

July 26, 2008

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549-0504

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated December 31, 2005, of China 3C Group, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Lichter, Yu & Associates
Lichter, Yu & Associates